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                                                                      Exhibit 21


                           SUBSIDIARIES OF REGISTRANT

                                AMSEC Corporation

                       Andrew Palmer & Associates Limited
                          (subsidiary of SAIC Limited)

                        A W Software und Technologie GmbH

                          Bellcore International, Inc.
                  (subsidiary of Telcordia Technologies, Inc.)

                        Bellcore International Pty. Ltd.
                  (subsidiary of Telcordia Technologies, Inc.)

                             Bellcore Ventures, Inc.
                  (subsidiary of Telcordia Technologies, Inc.)

                                   Bull, Inc.

                         Campus Point Realty Corporation

                                CommSource, Inc.
                  (subsidiary of Telcordia Technologies, Inc.)

                        Database Service Management, Inc.
                  (subsidiary of Telcordia Technologies, Inc.)

                          General Sciences Corporation

                          Global Integrity Corporation

                            Hicks & Associates, Inc.

                      JHK & Associates, Inc. dba TransCore

                       JMD Development Corporation dba JDA

                            Network Solutions, Inc.

                      Oacis Healthcare Holdings Corporation

                        Pathology Associates International Corporation



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                 PT Science Applications International Corporation Indonesia

                         R.E. Wright Environmental, Inc.

                       Sachse Engineering Associates, Inc.

                               SAIC (Bermuda) Ltd.

                             SAIC Colombia, Limitada

                        SAIC Commercial Enterprises, Inc.

                          SAIC de Mexico, S.A. de C.V.

                             SAIC Engineering, Inc.

                           SAIC Engineering of North Carolina, Inc.

                         SAIC Engineering of Ohio, Inc.

                               SAIC Europe Limited

                       SAIC Global Technology Corporation

                               SAIC in Novosibirsk

                                  SAIC Limited
                         (subsidiary of SAIC Europe Limited)

                                    SAIC-MIR

                               SAIC Services, Inc.

                            SAIC Ukraine Corporation

                       Science Applications (Greece) Ltd.

                   Science Applications International (Barbados) Corporation

                        Science Applications International Corporation
                                  (SAIC Canada)

               Science Applications International Corporation de Venezuela, S.A.



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                        Science Applications International Corporation
                                     (Singapore) Pte. Ltd.

                      Science Applications International Deutschland GmbH

                        Science Applications International, Europe S.A.

                        Science Applications International Germany GmbH

                         Science Applications International Pty. Ltd.

                         Science Applications International Technology

                                  Soliant, Inc.
                  (subsidiary of Telcordia Technologies, Inc.)

                     Syntonic Technology, Inc. dba TransCore

                        Systems Control Technology, Inc.

                          Telcordia Technologies, Inc.
                  (formerly Bell Communications Research, Inc.)

                          Tenth Mountain Systems, Inc.




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